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                                                                    Exhibit 3.13


                          CERTIFICATE OF INCORPORATION

                                       OF

                     FUNK & WAGNALLS ACQUISITION CORPORATION

                  The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

                  FIRST:  The name of the Corporation is Funk &
Wagnalls Acquisition Corporation.

                  SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock par value $.01 each.

                  FIFTH: The name and address of the incorporator is Beverly C. Chell, 717 Fifth Avenue, New York City,
New York 10022.

                  SIXTH: The Board of Directors of the Corporation acting by majority vote, may alter, amend or repeal the By-laws of the Corporation.

                  SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of


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the Corporation existing at the time of such repeal or modification.

                  IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on November 28, 1990.

                                     ------------------------------
                                           Beverly C. Chell

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                     FUNK & WAGNALLS ACQUISITION CORPORATION

                                  * * * * * * *

               PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE

                                  * * * * * * *

                  Funk & Wagnalls Acquisition Corporation a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and proposing such amendment to the sole stockholder of said Corporation for such stockholder's consideration. The resolution setting forth the proposed amendment is as follows:

                           RESOLVED, that the Certificate of Incorporation of
                  the Corporation be amended by deleting Article FIRST thereof in its entirety and substituting


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                  in lieu of said Article the following
                  new Article: FIRST: The name of the
                  Corporation is Funk & Wagnalls
                  Corporation".

                  SECOND: That thereafter, upon written waiver of notice any by written consent, filed with the minutes of the Corporation, the sole stockholder approved said amendment as proposed by the Board of Directors.

                  THIRD: The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said Funk & Wagnalls Acquisition Corporation has caused this Certificate to be signed by Charles G. McCurdy, its President, and attested by Beverly C. Chell, its Secretary, the 13th day of June, 1991.

                                Funk & Wagnalls Acquisition
                                Corporation

                                --------------------------------------
                                              Charles G. McCurdy
                                                Vice President

ATTEST:

By:  __________________
     Beverly C. Chell
     Secretary

                                        2


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           FUNK & WAGNALLS CORPORATION

                                  * * * * * * *

               PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE

                  Funk & Wagnalls Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter called the "Corporation"). DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and proposing such amendment to the sole stockholder of the Corporation for such stockholder's consideration. The resolution setting forth the proposed amendment as follows:

                  "RESOLVED, that the Board of Directors hereby deems it advisable and in the best interests of the Corporation and its stockholders that the Certificate of Incorporation of the Corporation (the "Charter") be amended by deleting Article FIRST thereof in its entirety and by substituting, in lieu of said Article, the following new Article:

         FIRST: The name of the Corporation is K-III Reference Corporation; and

                  RESOLVED, that the foregoing amendment to the Charter be, and the same hereby is, approved and adopted, subject to the approval of such amendment by the sole stockholder of the Corporation; and further

                  RESOLVED, that the submission of the
         foregoing amendment for approval by the sole


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         stockholder of the Corporation be, and the same
         hereby is, approved."

         SECOND: That thereafter, by written consent filed with the minutes of the Corporation, the sole stockholder approved said amendment as adopted by the Board of Directors.

         THIRD: That the above amendment was duly adopted in accordance with the provisions of Section 242 General

Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Funk & Wagnalls Corporation has caused this certificate to be signed by Curtis A. Thompson, Vice President, and attested by Beverly C. Chell, Secretary, this 19th day of December, 1995.

                                        Funk & Wagnalls Corporation

                                        By:
                                           -------------------------
                                           Curtis A. Thompson
                                           Vice President

ATTEST:

By:
   -----------------------------
   Beverly C. Chell
   Secretary


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

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                  K-III REFERENCE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

                  DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable a proposed amendment to the Certificate of Incorporation of said Corporation:

                  RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the First Article so that, as amended, said Article shall be and read as follows: "The name of the Corporation is PRIMEDIA Reference Inc."

                  SECOND: That by written consent, filed with the minutes of the Corporation, the sole stockholder approved said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                  THIRD: That the aforesaid amendment to the Corporation's Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, said K-III Reference Corporation has caused this certificate to be executed by BEVERLY CHELL, its authorized officer, on this 14th day of November, 1997

                                            By__________________________
                                              Name:  Beverly C. Chell
                                              Title: Vice Chairman & Secretary

                                        2


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                            CERTIFICATE OF AMENDMENT

                                     to the

                          CERTIFICATE OF INCORPORATION

                                       of

                             PRIMEDIA REFERENCE INC.

                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

       PRIMEDIA Reference Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"),

       DOES HEREBY CERTIFY AS FOLLOWS:

       FIRST. That the Board of Directors of the Corporation by unanimous written consent duly executed in accordance with Section 141(f) of the General Corporation Law of the State of Delaware has duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and declaring that it is advisable that the stockholders of the Corporation adopt resolutions approving such amendment. Pursuant to the proposed amendment, ARTICLE I of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

                                   "ARTICLE I

       The name of the corporation (the "Corporation") is World Almanac Education Group, Inc."

       SECOND. That thereafter the foregoing amendment was approved by a majority of the stockholders of the Corporation.


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       THIRD. That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

       IN WITNESS WHEREOF, this Certificate of Amendment has been made under the seal of the Corporation and has been signed by the undersigned, Charles L. Laurey, Secretary of the Corporation, this 23rd day of December 1999.

                                                   ---------------------------
                                            Name:  Charles L. Laurey
                                            Title: Secretary

                                        2